UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2010

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 North Dairy Ashford Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

On February 18, 2010, ConocoPhillips issued a press release regarding its estimate of preliminary net reserve additions as of December 31, 2009, a copy of which is furnished as Exhibit 99 hereto and incorporated herein by reference.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2010, our Board of Directors increased the size of the Board from 13 members to 14 members and elected Mr. Robert A. Niblock to our Board of Directors.  Mr. Niblock will serve as a member of the Audit and Finance Committee and he will receive compensation in accordance with policies and procedures previously approved by the Board of Directors for non-employee directors of the Company and as more fully described in the Company’s Proxy Statement on Schedule 14A relating to the 2009 Annual Meeting of Stockholders under the heading “Non-Employee Director Compensation.”

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

99        —         Press release issued by ConocoPhillips on February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Glenda M. Schwarz
Glenda M. Schwarz
Vice President and Controller

February 18, 2010

EXHIBIT INDEX

Exhibit No.	Description

99	Press release issued by ConocoPhillips on February 18, 2010.

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